June 17, 2011

Southshore Real Estate Development, LLC
Four Executive Boulevard – Suite 200
Suffern, NY  10901
Attention: Josh Goldstein

Re:  3rd Amendment to Promissory Note

Dear Josh:

In accordance with our discussions, Q Lotus Holdings, Inc. and Southshore Real Estate Development, LLC hereby agree to further amend the Promissory Note dated February 23, 2011 (as amended, supplemented or otherwise modified from time to time) between Q Lotus Holdings, Inc. and Southshore Real Estate Development, LLC in the amount of two hundred thousand dollars ($200,000) such that, notwithstanding anything contained in the Promissory Note to the contrary:

1.	Q Lotus Holdings, Inc. (“Obligor’) hereby promises to pay to the order of Southshore Real Estate Development, LLC (“Payee’) the principal sum of Three Hundred Forty Thousand Dollars ($340,000); and

2.	The Maturity Date is hereby extended to August 17, 2011.

Please acknowledge your acceptance of the above change by executing this amendment below.

Q Lotus Holdings, Inc.

By:	/S/ GARY ROSENBERG
Gary Rosenberg
Its:	CEO

Understood and Agreed to this 17th day of June, 2011.

Southshore Real Estate Development, LLC

By:	/S/ JOSH GOLDSTEIN
Josh Goldstein
Its:	General Partner